EXHIBIT 11.2

  BSI HOLDINGS, INC. / SUN SPORTSWEAR, INC. AND BSI HOLDINGS, INC. / PLYMOUTH
                                  MILLS, INC.
               COMPUTATIONS OF PRO FORMA COMBINED EARNINGS (LOSS)
                          PER COMMON SHARE (UNAUDITED)
  YEAR ENDED DECEMBER 31, 1995 AND THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   BSI/SUN                       BSI/PLYMOUTH
                                        -----------------------------    -----------------------------
                                         THIRTY-NINE                      THIRTY-NINE
                                         WEEKS ENDED      YEAR ENDED      WEEKS ENDED      YEAR ENDED
                                        SEPTEMBER 30,    DECEMBER 31,    SEPTEMBER 28,    DECEMBER 30,
                                            1996             1995            1996             1995
                                        -------------    ------------    -------------    ------------
EARNINGS
Net income (loss) before
  extraordinary item.................    $     4,815      $   (6,714)     $     5,995      $   (3,977)
Less: dividends or preferred stock...           (537)           (717)            (417)           (557)
                                        -------------    ------------    -------------    ------------
Net income (loss) available to common
  equity before extraordinary item...    $     4,278      $   (7,431)     $     5,578      $   (4,534)
                                        =============    ============    =============    ============
PRIMARY SHARES
Weighted average common shares
  outstanding........................     14,767,779      13,018,166       11,828,205      10,078,592
Cheap stock warrants (5,071,029
  warrants)..........................      5,070,422       5,070,422        5,070,422       5,070,422
Other options and warrants (6,372,512
  options and warrants)..............      4,517,515         --               --              --
Other options and warrants (4,717,421
  options and warrants)..............        --              --             3,126,207         --
                                        -------------    ------------    -------------    ------------
Weighted average common and common
  equivalent shares outstanding......     24,355,716      18,088,588       20,024,834      15,149,014
                                        =============    ============    =============    ============
PRIMARY EARNINGS PER SHARE
Net income (loss) available to common
  equity.............................    $      0.18      $    (0.41)     $      0.28      $    (0.30)
                                        =============    ============    =============    ============
FULLY DILUTED SHARES
Weighted average common shares
  outstanding........................     14,767,779      13,018,166       11,828,205      10,078,592
Cheap stock warrants (5,071,029
  warrants)..........................      5,070,422       5,070,422        5,070,422       5,070,422
Other options and warrants (6,372,512
  options and warrants)..............      4,517,515         --               --              --
Other options and warrants (4,717,421
  options and warrants)..............        --              --             4,407,434         --
Shares applicable to convertible
  preferred stock....................      4,107,075         --               --              --
                                        -------------    ------------    -------------    ------------
Weighted average common and common
  equivalent shares outstanding......     28,462,791      18,088,588       21,306,061      15,149,014
                                        =============    ============    =============    ============
FULLY DILUTED EARNINGS PER SHARE
Net income (loss) available to common
  equity.............................    $      0.17      $    (0.41)     $      0.26      $    (0.30)
                                        =============    ============    =============    ============

------------
Note 1: BSI/Sun -- Due to a net loss for the year ended December 31, 1995, common stock equivalents, except for cheap stock warrants, and shares applicable to convertible preferred stock are not included because they would be anti-dilutive.

Note 2: BSI/Plymouth -- Due to net losses for the year ended December 30, 1995, common stock equivalents, except for the cheap stock warrants, are not included as they would be anti-dilutive.

Note 3: Cheap stock warrants have been subjected to the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 83.

Note 4: All share and per share data have been retroactively restated for the 37.912252-for-1 stock split effective as part of the merger.